Exhibit T3A.8

CERTIFICATE OF AMENDMENT

OF

EXCEL PHOTO RESEARCH, INC.

The undersigned, being the Sole Incorporator of the corporation, hereby certifies as follows:

FIRST: The name of the corporation is:

EXCEL PHOTO RESEARCH, INC.

SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

FIRST: The name of the corporation is:

PHOTO RESEARCH, INC.

THIRD: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

FOURTH: The corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 21st day of September, 1995.

Sole Incorporator

CERTIFICATE OF INCORPORATION

OF

EXCEL PHOTO RESEARCH, INC.

The undersigned, a natural person, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is Excel Photo Research, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is located at 15 East North Street, in the City of Dover, in the County of Kent, in the State of Delaware 19901; and the name of its registered agent at such address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 100 shares of common stock, no par value per share.

FIFTH: No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issued of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation or associations and upon such terms deemed advisable by the Board of Directors in the exercise of its discretion.

SIXTH: The name and the mailing address of the incorporator is as follows:

Brendan T. Guastella

c/o Breslow & Walker

875 Third Avenue

New York, New York 10022

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

NINTH: (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The Corporation shall, to the fullest extent permitted by §145 of the Delaware General Corporation Law as the same may hereafter be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section; and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has caused to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Executed at New York, New York 10022

September 8, 1995

/s/ Brendan T. Guastella
Brendan T. Guastella, Incorporator Breslow & Walker 875 Third Avenue New York, New York 10022

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